EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44788) of Bristol-Myers Squibb Company of our report dated June 25, 2004 relating to the financial statements of Bristol-Myers Squibb Savings and Investment Program, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

June 25, 2004

E-1